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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             KNOLOGY HOLDINGS, INC.,

                          KNOLOGY OF PANAMA CITY, INC.,

                                BEACH CABLE, INC.

                                       AND

                             L. CHARLES HILTON, JR.






                          DATED AS OF DECEMBER 5, 1997


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                                TABLE OF CONTENTS

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     AGREEMENT AND PLAN OF MERGER........................................................................1

     ARTICLE I  THE MERGER...............................................................................1
     SECTION 1.1. The Merger.............................................................................1
     SECTION 1.2. Effective Time.........................................................................1
     SECTION 1.3. Effect of the Merger...................................................................2
     SECTION 1.4. Articles of Incorporation; Bylaws......................................................2
     SECTION 1.5. Directors and Officers.................................................................2
     SECTION 1.6. Closing................................................................................2
     SECTION 1.7. Subsequent Actions.....................................................................3
     SECTION 1.8. Tax and Accounting Treatment of the Merger.............................................3

     ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................3
     SECTION 2.1. Conversion of Securities...............................................................3
     SECTION 2.2. Exchange of Certificates...............................................................7
     SECTION 2.3. Subscriber Adjustments.................................................................7
     SECTION 2.4. Stock Transfer Books...................................................................7
     SECTION 2.5. Satisfaction of Indebtedness...........................................................7

     ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER......................8
     SECTION 3.1. Organization and Qualification.........................................................8
     SECTION 3.2. Articles of Incorporation and Bylaws...................................................8
     SECTION 3.3. Capitalization.........................................................................8
     SECTION 3.4. Authority..............................................................................9
     SECTION 3.5. No Conflict; Required Filings and Consents.............................................9
     SECTION 3.6. Financial Statements..................................................................10
     SECTION 3.7. Absence of Certain Changes or Events..................................................10
     SECTION 3.8. Ownership and Condition of the Assets.................................................11
     SECTION 3.9. System Agreements.....................................................................11
     SECTION 3.10. Real Property........................................................................11
     SECTION 3.11. Environmental Matters................................................................12
     SECTION 3.12. Litigation...........................................................................13
     SECTION 3.13. Compliance with Laws.................................................................14
     SECTION 3.14. Copyright and Trademark..............................................................15
     SECTION 3.15. Franchises...........................................................................16
     SECTION 3.16. System Information...................................................................16
     SECTION 3.17. Taxes and Assessments................................................................17
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     SECTION 3.18. Employment Matters...................................................................17
     SECTION 3.19. Transactions with Related Parties....................................................18
     SECTION 3.20. Insurance............................................................................18
     SECTION 3.21. Net Working Capital..................................................................19
     SECTION 3.22. Brokers..............................................................................19
     SECTION 3.23. Disclosure...........................................................................19
     SECTION 3.24. Pooling of Interests.................................................................19
     SECTION 3.25. Programming Contracts................................................................19

     ARTICLE IV  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER...........................20
     SECTION 4.1. Title to Company Common Stock.........................................................20
     SECTION 4.2. Authority and Capacity................................................................20
     SECTION 4.3. Absence of Violation..................................................................20
     SECTION 4.4. Restrictions and Consents.............................................................20
     SECTION 4.5. Binding Obligation....................................................................20
     SECTION 4.6. No Registration Under the Securities Act..............................................21
     SECTION 4.7. Acquisition for Investment............................................................21
     SECTION 4.8. Evaluation of Merits and Risks of Investment..........................................21

     ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIROR..............................................22
     SECTION 5.1. Organization and Qualification........................................................22
     SECTION 5.2. Certificate of Incorporation and Bylaws...............................................22
     SECTION 5.3. Capitalization........................................................................22
     SECTION 5.4. Authority.............................................................................23
     SECTION 5.5. No Conflict; Required Filings and Consents............................................23
     SECTION 5.6. Financial Statements..................................................................23
     SECTION 5.7. Absence of Certain Changes or Events..................................................24
     SECTION 5.8. Litigation............................................................................24
     SECTION 5.9. Taxes and Assessments.................................................................25
     SECTION 5.10. Brokers..............................................................................25
     SECTION 5.11. Disclosure...........................................................................25
     SECTION 5.12. Private Placement Memorandum.........................................................25

     ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF MERGER SUB...........................................26
     SECTION 6.1. Organization and Qualification........................................................26
     SECTION 6.2. Certificate of Incorporation and Bylaws...............................................26
     SECTION 6.3. Authority.............................................................................26
     SECTION 6.4. No Conflict; Required Filings and Consents............................................27
     SECTION 6.5. Disclosure............................................................................27

     ARTICLE VII  COVENANTS.............................................................................28
     SECTION 7.1. Affirmative Covenants of the Company..................................................28
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     SECTION 7.2. Negative Covenants of the Company.....................................................28

     ARTICLE VIII  ADDITIONAL AGREEMENTS................................................................30
     SECTION 8.1. Consents and Approvals; Filings and Notices...........................................30
     SECTION 8.2. Access and Information................................................................30
     SECTION 8.3. Confidentiality.......................................................................30
     SECTION 8.4. Further Action; Reasonable Best Efforts...............................................31
     SECTION 8.5. Public Announcements..................................................................31
     SECTION 8.6. No Solicitation.......................................................................31
     SECTION 8.7. Service Agreements....................................................................31
     SECTION 8.8. Pooling Accounting....................................................................32

     ARTICLE IX  CLOSING CONDITIONS.....................................................................32
     SECTION 9.1. Conditions to Obligations of Acquiror and Merger Sub..................................32
     SECTION 9.2. Conditions to Obligations of the Company and the Stockholder..........................34

     ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.......................................................35
     SECTION 10.1. Termination..........................................................................35
     SECTION 10.2. Effect of Termination................................................................35
     SECTION 10.3. Amendment............................................................................36
     SECTION 10.4. Waiver...............................................................................36

     ARTICLE XI  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES.................................36
     SECTION 11.1. Survival of Representations..........................................................36
     SECTION 11.2. Agreement of Stockholder to Indemnify................................................37
     SECTION 11.3. Agreement of Acquiror to Indemnify...................................................37
     SECTION 11.4. Conditions of Indemnification........................................................37
     SECTION 11.5. No Recourse Against the Company......................................................39
     SECTION 11.6. Remedies Cumulative..................................................................39

     ARTICLE XII  GENERAL PROVISIONS....................................................................39
     SECTION 12.1. Notices..............................................................................39
     SECTION 12.2. Certain Definitions..................................................................40
     SECTION 12.3. Headings.............................................................................42
     SECTION 12.4. Severability.........................................................................42
     SECTION 12.5. Entire Agreement.....................................................................42
     SECTION 12.6. Specific Performance.................................................................43
     SECTION 12.7. Assignment...........................................................................43
     SECTION 12.8. Third Party Beneficiaries............................................................43
     SECTION 12.9. Governing Law........................................................................43
     SECTION 12.10. Counterparts........................................................................43
     SECTION 12.11. Fees and Expenses...................................................................44
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SCHEDULES
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
Schedule 2.1               Proforma Calculation

Schedule 3.3               Indebtedness

Schedule 3.5               Company Consents

Schedule 3.8               Assets and Personal Property

Schedule 3.9               System Agreements

Schedule 3.10              Real Property Interests

Schedule 3.11              Environmental Permits and Licenses

Schedule 3.15              Franchises

Schedule 3.16              System Information

Schedule 3.18              Employment Matters

Schedule 3.19              Transactions with Related Parties

Schedule 5.3               Capitalization

Schedule 5.5               Acquiror Consents

Schedule 5.8               Litigation

Schedule 6.4               Merger Sub Consents
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
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EXHIBITS
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
EXHIBIT A                  FORM OF PAYOFF LETTER

EXHIBIT B                  FORM OF NONCOMPETITION AGREEMENT

EXHIBIT C                  FORM OF LEGAL OPINION

EXHIBIT D                  FORM OF STOCKHOLDERS' AGREEMENT

EXHIBIT E                  FORM OF HEADEND LEASE

EXHIBIT F                  FORM OF SUBSCRIBERS CERTIFICATE

EXHIBIT G                  FORM OF BROKER'S CERTIFICATE
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                             Index of Defined Terms

                                                                             Section
                                                                             -------
Accounting Firm..........................................................    2.1(c)(iii)
Acquiror.................................................................    PREAMBLE
Acquiror Assets..........................................................    12.2(a)
Acquiror Balance Sheet Date..............................................    5.6
Acquiror Financing Transactions..........................................    12.2.(b)
Acquiror Indemnified Persons.............................................    11.2
Acquiror Material Adverse Effect.........................................    12.2(c)
Acquiror Preferred Stock.................................................    2.1(a)
affiliate................................................................    12.2(d)
Agreement................................................................    PREAMBLE
Articles of Merger.......................................................    1.2
Basic Rate...............................................................    2.1(b)(iv)
Basic Subscriber  .......................................................    2.1(b)(iv)
Basket Amount............................................................    11.4(e)
Bell South...............................................................    3.20
Broker...................................................................    3.22
business day.............................................................    12.2(e)
Cable Act................................................................    3.13(d)
CLI......................................................................    3.13(b)
Closing..................................................................    1.6
Closing Date.............................................................    1.6
Closing Indebtedness.....................................................    2.5
Code.....................................................................    1.8
Communications Act.......................................................    3.13(a)
Company..................................................................    PREAMBLE
Company Assets...........................................................    12.2(f)
Company Balance Sheet....................................................    3.6
Company Common Stock.....................................................    2.1(a)
Company Material Adverse Effect..........................................    12.2(g)
control, controlled by, under common control with........................    12.2(h)
Delaware Law.............................................................    PREAMBLE
Effective Time...........................................................    1.2
Encumbrances.............................................................    12.2(i)
Environmental Laws.......................................................    3.11(d)(i)
FCC......................................................................    3.13(a)
FCC Licenses.............................................................    3.13(e)
Florida Law..............................................................    PREAMBLE
Franchise Agreements.....................................................    3.15(b)
Government Entity........................................................    12.2(j)


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
                                                                             Section
                                                                             -------
Hazardous Materials......................................................    3.11(d)(ii)
Headend Lease............................................................    9.1(i)
Headend Site.............................................................    3.10
Indemnified Party........................................................    11.4(a)
Indemnifying Party.......................................................    11.4(a)
Laws.....................................................................    12.2(k)
Losses...................................................................    12.2(l)
Merger...................................................................    1.1
Merger Sub...............................................................    PREAMBLE
New Hotel Account........................................................    2.1(b)(iv)
New Subscriber...........................................................    2.1(b)(v)
person...................................................................    12.2(m)
Private Placement Memorandum.............................................    5.12
Programming Contracts ...................................................    3.25
Purchase Price...........................................................    2.1(a)
Qualified New Subscriber.................................................    2.1(c)(ii)
Rights of Way............................................................    3.10
Securities Act...........................................................    4.6
Stockholder..............................................................    PREAMBLE
subsidiary...............................................................    12.2(n)
Surviving Corporation....................................................    1.1
System...................................................................    PREAMBLE
Target Subscriber Number.................................................    2.1(b)(i)
Taxes....................................................................    12.2(o)


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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 5th day of December, 1997, by and among KNOLOGY HOLDINGS, INC., a Delaware corporation ("Acquiror"), KNOLOGY OF PANAMA CITY, INC., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), BEACH CABLE, INC., a Florida corporation (the "Company") and L. CHARLES HILTON, JR., the sole stockholder of the Company (the "Stockholder").

                  WHEREAS, the Company is the owner and operator of a cable television system serving areas in and around Panama City Beach, Florida (the "System"); and

                  WHEREAS, the parties hereto wish to provide that, upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act ("Florida Law") and the Delaware General Corporation Law ("Delaware Law"), Merger Sub will merge with and into the Company.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1.      THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Florida Law and Delaware Law, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and a wholly-owned subsidiary of Acquiror. The name of the Surviving Corporation shall be "KNOLOGY of Panama City, Inc."

         SECTION 1.2.      EFFECTIVE TIME.

                  At the Closing (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of

Merger"), with the Florida Department of State and the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of Florida Law and Delaware Law, respectively and in such form as approved by the Company and Acquiror prior to such filings (the date and time of the last to occur of such filings or such subsequent date or time specified in the Articles of Merger being the "Effective Time").

         SECTION 1.3.      EFFECT OF THE MERGER.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4.      ARTICLES OF INCORPORATION; BYLAWS.

                  At the Effective Time, (a) the articles of incorporation of the Company, as in effect immediately prior to the Effective Time and as amended by the Articles of Merger, shall be the articles of incorporation of the Surviving Corporation, and (b) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

         SECTION 1.5.      DIRECTORS AND OFFICERS.

                  The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.6.      CLOSING.

                  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, unless another date or place is agreed to in writing by the parties hereto.


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         SECTION 1.7.      SUBSEQUENT ACTIONS.

                  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.8.      TAX AND ACCOUNTING TREATMENT OF THE MERGER.

                  The parties shall use reasonable efforts to qualify the Merger as (a) tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, and (b) a pooling of interests under generally accepted accounting principles for accounting purposes.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1.      CONVERSION OF SECURITIES.

                  At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

                  (a) Company Common Stock. Subject to the adjustments set forth in Section 2.1(b) and Section 2.1(c), all of the shares of common stock, no par value per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares described in Section 2.1(c)), shall be converted into that number of shares of preferred stock, par value $.01 per share, of Acquiror ("Acquiror Preferred Stock") equal to (i) the amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), (A) increased or decreased by, as applicable, the adjustment based on the number of




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Basic Subscribers and New Subscribers (each as defined below) pursuant to
Section 2.1(b) and Section 2.1(c) and (B) decreased by the amount of Closing Indebtedness (as defined in Section 2.5) (the net amount determined pursuant to this clause (i) being referred to as the ("Purchase Price")), divided by (ii) One Thousand Five Hundred Dollars ($1,500). All shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the shares of Acquiror Preferred Stock and the cash payable in lieu of fractional shares pursuant to Section 2.1(f). The holders of certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein.

                  (b) Adjustments to the Purchase Price. The Purchase Price to be paid on the Closing Date shall be subject to the following adjustments:

                           (i)      If the number of Basic Subscribers and New
Subscribers as of the Effective Time is less than four thousand four hundred seventy-six (4,476) (the "Target Subscriber Number"), the Purchase Price shall be reduced by an amount equal to One Thousand Five Hundred Dollars ($1,500), multiplied by the difference between the Target Subscriber Number and the actual number of Basic Subscribers and New Subscribers as of the Effective Time.

                           (ii)     If the number of Basic Subscribers and New
Subscribers as of the Effective Time is greater than the Target Subscriber Number, the Purchase Price shall be increased by an amount equal to One Thousand Five Hundred Dollars ($1,500), multiplied by the difference between the actual number of Basic Subscribers and New Subscribers as of the Effective Time and the Target Subscriber Number.

                           (iii)    For purposes of this Agreement, the term
"Basic Subscriber" shall mean each bona fide subscriber for basic service of the System who (A) if connected prior to the date hereof has paid the full connection fee, if any, in effect as of such connection date, or if connected on or after the date hereof, has paid the full connection fee in effect on the date hereof and (B) has made at least two (2) monthly payments at the basic service rate for the service of the System and in each case, whose account is not more than sixty (60) days delinquent from the first day of the month for which such service was rendered. In computing the number of Basic Subscribers with respect to all commercial or bulk billing accounts of the System (other than the New Hotel Accounts described below), the number of Basic Subscribers for the System will include the result obtained by dividing the aggregate of the gross billings from such accounts from the provision of basic service (excluding any installation or non-recurring charges) for the calendar month




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immediately preceding the Closing by the average standard monthly rate charged to single-family households for basic service for the System (the "Basic Rate"). In computing the number of Basic Subscribers with respect to each New Hotel Account (as defined below), the number of Basic Subscribers under such account will include the result obtained by dividing the monthly bulk subscription amount stated in the written subscription agreement for such account, divided by the Basic Rate. "New Hotel Account" shall mean any third party commercial hotel or motel, condominium or multiple unit residential account of the System covered by a written subscription agreement reasonably acceptable to Buyer for which Seller has not submitted its first invoice but for which Seller has completed all installation work necessary to provide fiber optic cable television service to such account in accordance with such agreement.

                           (iv)     For purposes of this Agreement, the term
"New Subscriber" shall mean each bona fide subscriber for basic service of the System who (A) if connected prior to the date hereof has paid the full connection fee, if any, in effect as of such connection date, or if connected on or after the date hereof, has paid the full connection fee in effect on the date hereof and (B) has not made two (2) monthly payments at the basic service rate for the service of the System and in each case, whose account is not more than sixty (60) days delinquent from the first day of the month for which such service was rendered.

                           (v)      Schedule 2.1 contains a pro forma
calculation of the number of Basic Subscribers and the number of New Subscribers as if the Closing occurred as of December 5, 1997. Schedule 2.1 is attached hereto solely for the purpose of demonstrating by example the manner in which the number of Basic Subscribers and the number of New Subscribers for adjustments to the Purchase Price shall be calculated as of the Closing Date.

                  (c) Procedures for Final Adjustments to Purchase Price. The Purchase Price, taking into account the adjustments pursuant to Section 2.1(b), will be determined finally in accordance with the following procedures:

                           (i)      At least five (5) days prior to the Closing
Date, the Stockholder shall prepare and deliver to Acquiror a preliminary certificate which shall set forth the Stockholder's good faith estimate of the initial adjustments to the Purchase Price based on the number of Basic Subscribers and New Subscribers to be made as of the Closing Date under Section 2.1(b), certified by the Stockholder to be true, complete and accurate. The preliminary certificate shall contain all information reasonably necessary to determine the initial adjustments to the Purchase Price to be made as of the Closing Date under Section 2.1(b), and such other information as may be reasonably requested by Acquiror.


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                           (ii)     No earlier than ninety (90) days and no
later than one hundred and twenty (120) days after the Closing Date, Acquiror will deliver to the Stockholder a certificate setting forth Acquiror's determination of the final adjustments to the Purchase Price based on the number of Basic Subscribers and the number of Qualified New Subscribers (as defined below), certified by Acquiror to be true, complete and accurate. If the Stockholder disputes the amount of the final adjustments to the Purchase Price determined by Acquiror, the Stockholder shall deliver to Acquiror within twenty
(20) days after his receipt of Acquiror's certificate a certificate setting forth his determination of the amount of the Purchase Price based on the number of Basic Subscribers and the number of Qualified New Subscribers. If the Stockholder notifies Acquiror of his acceptance of Acquiror's certificate, or if the Stockholder fails to deliver his certificate within such twenty (20) day period, Acquiror's determination of the Purchase Price shall be final, conclusive and binding on the parties. For purposes of this Agreement, the term "Qualified New Subscriber" shall mean a New Subscriber who has made at least two
(2) monthly payments at the basic service rate for the service of the System.

                           (iii)    Acquiror and the Stockholder shall use good
faith efforts to resolve any dispute involving the adjustments to the Purchase Price. If the parties are unable to resolve the dispute within fifteen (15) days following the delivery of Acquiror's certificate pursuant to paragraph (ii) above, the Stockholder or Acquiror may submit the dispute to a nationally recognized independent public accounting firm (which has not performed any service since January 1, 1991 for either the Stockholder or Acquiror or any of their respective affiliates), to act as an arbitrator (the "Accounting Firm"), in which event such party shall deliver to the other party notice thereof. All determinations made by the Accounting Firm of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any reasonable fees and expenses of the Accounting Firm shall be split equally between Acquiror and the Stockholder.

                  (d) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no Acquiror Preferred Stock or other consideration shall be delivered or deliverable in exchange therefor.

                  (e) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (f) No Fractional Shares. No fraction of a share of Acquiror Preferred Stock shall be issued in connection with the Merger. In lieu of any such fractional share, the Stockholder shall have the right to receive an amount in cash, without interest, determined by multiplying (i) One Thousand
Five Hundred Dollars ($1,500) by (ii) the fractional interest in Acquiror Preferred Stock to which such holder would otherwise be entitled pursuant to
Section 2.1(a).

         SECTION 2.2.      EXCHANGE OF CERTIFICATES

                  At the Closing, the Stockholder shall deliver to Acquiror certificates evidencing all of the outstanding shares of Company Common Stock as of the Effective Time duly endorsed in blank or with duly executed stock powers attached. In exchange therefor, Acquiror shall deliver to the Stockholder at Closing a certificate evidencing the whole shares of Acquiror Preferred Stock issuable pursuant to Section 2.1(a), and cash in an amount equal to the cash payable in lieu of fractional shares pursuant to Section 2.1(f).

         SECTION 2.3.      SUBSCRIBER ADJUSTMENTS.

                  In the event that there is a difference in the adjustments to the Purchase Price as initially determined and the Purchase Price as finally determined pursuant to Section 2.1(c), the Stockholder shall deliver to Acquiror the certificate evidencing the shares of Acquiror Preferred Stock issued to the Stockholder at Closing, and Acquiror shall cancel such certificate, and issue a new certificate to the Stockholder evidencing the number of shares of Acquiror Preferred Stock to be issued to the Stockholder based upon the Purchase Price as finally determined pursuant to Section 2.1(c). The parties acknowledge and agree that the adjustment pursuant to this Section 2.3 may result in a decrease in the Purchase Price paid on the Closing Date.

         SECTION 2.4.      STOCK TRANSFER BOOKS.

                  At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company.

         SECTION 2.5.      SATISFACTION OF INDEBTEDNESS.

                  Immediately after the Effective Time, Acquiror shall cause to be paid (a) all principal and accrued interest outstanding as of the Effective Time under that certain promissory note dated July 1, 1994, payable to Hilton, Inc. in the original principal amount of $3,000,000 and (b) certain additional indebtedness payable to Hilton, Inc. in the approximate amount of $118,000 (collectively, the "Closing Indebtedness"). Payment of the Closing Indebtedness shall be made in accordance with a written payoff letter from the holder of the Closing Indebtedness in substantially the form attached hereto as Exhibit A.

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER

                  The Company and the Stockholder hereby jointly and severally represent and warrant to Acquiror and Merger Sub as follows:

         SECTION 3.1.      ORGANIZATION AND QUALIFICATION.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the requisite power and authority to own, lease and operate the System and the Company Assets, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the ownership or leasing of the Company Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary. The Company has no subsidiaries or any equity interest or other investment in any person.

         SECTION 3.2.      ARTICLES OF INCORPORATION AND BYLAWS.

                  The Company has heretofore delivered to Acquiror a complete and correct copy of the articles of incorporation and the bylaws of the Company, each as amended to date. Such articles of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws or other organizational or governing document.

         SECTION 3.3.      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of one million (1,000,000) shares of Company Common Stock, of which one hundred
(100) shares are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are owned beneficially and of record by the Stockholder, free and clear of all Encumbrances. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights. No shares of capital stock of the Company have been reserved for any purpose.

                  (b) Except as set forth in Schedule 3.3, the Company has no outstanding indebtedness for borrowed money and all such indebtedness is prepayable in full, without premium or penalty, in accordance with its terms.

         SECTION 3.4.      AUTHORITY.

                  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 3.5, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of the Company, (ii) conflict with or violate any Law applicable to the Company, the System or the Company Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or by which the System or any of the Company Assets is subject.

                  (b) Except as set forth in Schedule 3.5, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Florida Law and Delaware Law.

         SECTION 3.6.      FINANCIAL STATEMENTS.

                  The Company has prepared and furnished to Acquiror (a) the unaudited balance sheet of the Company as of the end of the fiscal year ending December 31, 1996, and the unaudited statement of income and cash flows for such fiscal year and (b) the unaudited balance sheet of the Company as of October 31, 1997, and the unaudited statement of income and cash flows for the ten months then ended. The financial statements referred to in this Section 3.6 and the financial statements of the Company provided to Acquiror pursuant to this Agreement present fairly, in all material respects, the financial condition of the Company as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that such unaudited statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the unaudited balance sheet of the Company as of October 31, 1997 (the "Company Balance Sheet Date"), the Company has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Company Balance Sheet Date.

         SECTION 3.7.      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since the Company Balance Sheet Date, there has been no Company Material Adverse Effect. Since the Company Balance Sheet Date, the Company has conducted its business in the ordinary course, and the Company has not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) incurred loss of, or significant injury to, any of the Company Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to any Encumbrance any of the Company Assets; (e) sold, exchanged, transferred or otherwise disposed of any of the Company Assets except in the ordinary course of business, or canceled any debts or claims; (f) written down the value of any Company Assets or written off as uncollectible any accounts receivable of the Company, except write downs and write offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (g) entered into any transactions other than in the ordinary course of business; (h) made any change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing.

         SECTION 3.8.      OWNERSHIP AND CONDITION OF THE ASSETS.

                  The Company is the sole and exclusive legal and equitable owner of and has good and marketable title to the Company Assets and, except as set forth in Schedule 3.8, such Company Assets are free and clear of all Encumbrances. No person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Company Assets. Schedule 3.8 contains a complete description of all material items of Personal Property. All of the Personal Property is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

         SECTION 3.9.      SYSTEM AGREEMENTS.

                  Other than agreements with individual subscribers to the System which are all entered into pursuant to the standard form subscriber agreement for the System, Schedule 3.9 lists all agreements to which the Company is a party or by which the Company is bound, and the Company has delivered to Acquiror true and correct copies of all such agreements. Each such agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company has in all material respects performed all the obligations thereunder required to be performed by the Company to date. No party is in default in any material respect under any of the agreements described in
Schedule 3.9, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Except for the Headend Lease (as defined in Section 9.1), there are no leases or other agreements under which the Company is lessee or lessor of any Company Asset, or holds, manages or operates any Company Asset owned by any third party, or under which any Company Asset owned by the Company is held, operated or managed by a third party.

         SECTION 3.10.     REAL PROPERTY.

                  Schedule 3.10 contains a list and brief description of all leasehold interests in real estate, easements, rights to access and other rights-of-way (a) for access to and use of headend and hub sites, (b) for railroad and interstate highway crossing licenses and permits and (c) under, if any, franchises, pole attachment agreements, and commercial and bulk billing agreements (collectively, the "Rights-of-Way"). Except for the Rights-of-Way, there are no other real property interests which are owned, leased, used or held for use by the Company other than the office, tower and land comprising the headend site of the System (the "Headend Site") which shall be leased to Acquiror by the Stockholder pursuant to Section 9.1(i). The Rights-of-Way described in Schedule 3.10 and the Headend Site constitute all real property interests necessary to conduct the business and operations of the Company as now conducted. Except for the Rights-of-Way and the Headend Site, the Company is not aware of any easement or other real property interest, that is required, or that has been asserted by a Government Entity or other person to be required, to conduct the business and operations of the Company. The Company has delivered to Acquiror true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Rights-of-Way and the Headend Site (including any and all amendments and other modifications of such instruments). All Rights-of-Way and the Headend Site (including the improvements thereon) (i) is in good condition and repair consistent with its present use,
(ii) is available to the Company for immediate use in the conduct of the Company's business and operations, and (iii) complies in all material respects with all applicable building or zoning codes and in the regulations of any Government Entity having jurisdiction.

         SECTION 3.11.     ENVIRONMENTAL MATTERS.

                  (a) The Company has complied in all material respects and is in material compliance with all Environmental Laws (as defined below). There are no pending or, to the knowledge of the Company or the Stockholder, threatened actions, suits, claims, legal proceedings or other proceedings based on, and the Company has not directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other person arising out of or attributable to: (i) the current or past presence at any part of the Rights-of-Way or Headend Site of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Rights-of-Way or Headend Site (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Rights-of-Way or Headend Site; (iv) any facility operations or procedures of the System which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Rights-of-Way or Headend Site or otherwise arising from the Company's activities involving Hazardous Materials.

                  (b) The Company has been duly issued, and currently has and will maintain through the Effective Time, all permits, licenses, certificates and approvals required to be maintained by the Company under any Environmental

Law with respect to the use or ownership of the Rights-of-Way or Headend Site by the Company. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in Schedule 3.11. Except in accordance with such permits, licenses, certificates and approvals, there has been no discharge of any Hazardous Materials or any other material regulated by such permits, licenses, certificates or approvals.

                  (c) To the knowledge of the Company and the Stockholder, neither the Rights-of-Way nor the Headend Site contains any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

                  (d) As used herein, these terms shall have the following meanings:

                           (i)      "Environmental Laws" means all applicable
foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                           (ii)     "Hazardous Materials" means wastes,
substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

         SECTION 3.12.     LITIGATION.

                  There is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of the Company and the Stockholder, threatened against or involving the Company, the Company Assets, the System or the business and operations of the Company, at law or in equity, or before or by any court, arbitrator or Government Entity. The Company is not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 3.13.     COMPLIANCE WITH LAWS.

                  (a) No rate complaints applicable to the System have been filed with the Federal Communications Commission (the "FCC") on Form 329 and there have been no certification requests filed with the FCC on Form 328 by any communities served by the System. The Company is authorized under all applicable franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Company makes available to subscribers of the System and to utilize all carrier frequencies generated by the operations of the System, and is licensed to operate all of the facilities required under applicable Laws to be licensed, including, without limitation, any business radio and any cable television relay service system being operated as part of the System. No written requests have been issued with respect to the System during the three (3) years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other person challenging or questioning the right to operate the System or any FCC-licensed or registered facility used in conjunction with the operation of the System, or challenging or questioning the System's compulsory copyright license or any payments made pursuant thereto. The Company's operation of the System, and of any FCC-licensed or registered facility used in conjunction with the Company's operation of the System, are in compliance in all material respects with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended (the "Communications Act"). The Company has not violated any Laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the System.

                  (b) All system tests and all Cumulative Leakage Index ("CLI") related tests required to be conducted under Laws applicable to the System have been conducted in accordance with such Laws. The Company has (i) maintained appropriate log books and other record keeping which accurately and completely reflect in all material respects all results required under FCC rules and regulations to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with monitoring obligations under the rules and regulations of the FCC, and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System.

                  (c) All of the broadcast television signals carried by the System are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements, except for "superstations" that were "superstations" on May 1, 1991, and are distributed by satellite carrier.

                  (d) The Company is in compliance in all material respects with all Laws applicable to the business and operations of the Company. Without limiting the foregoing, the Company's operation of the System has not violated in any material respect and does not violate in any material respect Title VI of the Communications Act, and all other provisions of the Cable Communications Policy Act of 1984, and the Cable Television Consumer Protection and Competition Act of 1992, as such statutes may be amended from time to time (the "Cable Act"). The Company has delivered to Acquiror complete and correct copies of all reports and filings for the past three (3) years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to the operation of the System, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 393, 1200, 1205, 1210, 1215, 1220, 1225 and 1230, copies of correspondence with any Government Entity relating to rate regulation or general or specific rates charged to subscribers of the System including, without limitation, copies of any requests for certification to regulate rates on FCC Form 328 or any complaints on FCC Form 329 filed with the FCC with respect to rates charged to subscribers and any documentation supporting an exemption from the rate regulation provisions of the Cable Act. The Company has provided Acquiror with true and complete copies of all requests for franchise renewal which have been filed since 1992 with any Government Entity with respect to the System.

                  (e) Other than the Radio Station License (File Number 9404123586), there are no other licenses, permits and other authorizations issued by the FCC to the Company (the "FCC Licenses") that are currently used in the business and operations of the System.

         SECTION 3.14.     COPYRIGHT AND TRADEMARK.

                  The System is in compliance in all material respects with
Section 111 of the Copyright Act of 1976 and all rules of the United States Copyright Office relative to the compulsory copyright license with respect to the operation of the System. All notices, reports and statements of account required to be filed, and all royalty fees and other amounts required to be deposited, in each case with the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal, in connection with the ownership and operation of the System have been duly filed or deposited, as the case may be, and all such notices, reports and statements of account are accurate and complete in all material respects. No other rights under any patents, inventions, copyrights, trademarks, trade names, service marks or licenses are required by the Company in connection with the operation of the System as it now is conducted, and the Company does not have any knowledge nor has the Company received any notice to the effect that any service relating to the business of the System may infringe on any patent, invention, copyright, trademark, trade name, service mark, license or other legally protectible right of another.

         SECTION 3.15      FRANCHISES.

                  (a) Schedule 3.15 contains a complete list and description (including dates of expiration) of all franchises, together with all amendments thereto, required to operate and carry on the cable television business of the System. The Company is not a party to or has any interest in any franchise other than those described on Schedule 3.15. Said franchises are valid and in full force and effect, without restriction other than those contained therein, and no notice of cancellation, default or dispute has been received by or is known to the Company or the Stockholder. The Company is in compliance with the requirements of each of said franchises in all material respects. There are no requirements under the franchises or any of the other licenses compliance with which would necessitate additional capital expenditures by the holders of said franchises or licenses. Except as set forth in Schedule 3.15, the System is the only cable television system presently serving the areas covered by such franchises and, to the knowledge of the Company and the Stockholder, no other cable television system is presently contemplated by any person in the area now served by the System. No cable television franchises other than those listed on
Schedule 3.15 have been issued with respect to the areas served by the System.

                  (b) The Company has provided to Acquiror true and complete copies of Resolution Number 92-7 of the City of Panama City Beach, Florida, and License dated January 5, 1993, issued by the Board of County Commissioners of Bay County, Florida (collectively, the "Franchise Agreements"), which constitute all of the ordinances, agreements and documents, together with all amendments and modifications thereto, authorizing or governing the construction maintenance and operation of the System. Each of the Franchise Agreements is in full force and effect, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, the parties thereto. Except as set forth in Schedule 3.15, the Company has complied in all material respects with all provisions of the Franchise Agreements and is not in default in any material respect thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default.

         SECTION 3.16.     SYSTEM INFORMATION.

                  (a) Schedule 3.16 sets forth the following complete, true and correct information in all material respects as of the date of this Agreement with respect to the System: (i) a description of the basic and tier services available from the System, the rates charged by the Company for each, together with any other charges by the Company for services to subscribers; (ii) rental payments under current real property and personal property lease obligations; (iii) pole attachment rentals; (iv) personal property taxes payable with respect to the Assets; (v) the signals carried on the System; (vi) approximate number of miles of activated aerial and underground plant in the System and approximate number of dwelling units passed; (vii) agreements with or commitments or obligations to subscribers for free service or service with rates departing from the System's standard rate schedule; (viii) listing and description of all performance bonds maintained by the Company with respect to the System; (ix) the channel and megahertz capacity of the System, the stations and programming services carried by the System, the channel position of each such station and service, and all aeronautical frequencies used by the System; (x) Federal Aviation Administration tower clearances and approvals; and (xi) the number of Basic Subscribers.

                  (b) The System and the Company Assets meet the technical standards of Part 76, Subpart K, of the rules and regulations of the FCC in all material respects. Schedule 3.16 sets forth a complete, true and correct description of the cable network system of the Company. The Company has provided to Acquiror and its representatives access to the blue prints, schematics, as-built drawings and engineering records maintained with respect to the System.

         SECTION 3.17.     TAXES AND ASSESSMENTS.

                  The Company has (i) duly and timely paid all Taxes which have become due and payable by it (subject to the right of the Company to contest any such Taxes); (ii) the Company has received no notice of, nor does the Company have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity; and (iii) to the Company's knowledge, there are no audits pending and there are no outstanding agreements or waivers by the Company that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.

         SECTION 3.18.     EMPLOYMENT MATTERS.

                  (a) Neither the Company nor any Employee Benefit Plan (as such term is defined in ERISA) maintained by the Company or to which the Company has or has had the obligation to contribute in respect of any Company employees is in violation of any provisions of Law; no reportable event, within the meaning of ERISA, Section 4043(c)(1), (2), (3), (5), (6), (7) or (10), has
occurred and is continuing with respect to any such Employee Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. No Employee Benefit Plan maintained by the Company is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code.

                  (b) There are no collective bargaining agreements applicable to any Company employees and the Company has no duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company.

                  (c) Schedule 3.18 contains a true and complete list of names, positions and rates of compensation of all employees of the Company. With respect to any persons employed by the Company, the Company is in compliance with all Laws respecting employment conditions and practices, has withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d)      With respect to any persons employed by the Company,
(i) the Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of the Company and the Stockholder, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company before any Government Entity nor, to the knowledge of the Company and the Stockholder, does any basis therefor exist.

         SECTION 3.19.     TRANSACTIONS WITH RELATED PARTIES.

                  Except as set forth in Schedule 3.19, neither any present or former officer, director, stockholder or person known by the Company or the Stockholder to be an affiliate of the Company, nor any person known by the Company or the Stockholder to be an affiliate of any such person, is currently a party to any transaction or agreement with the Company, including, without limitation, any agreement providing for the employment of, furnishing of services by, rental of Company Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or affiliate.

         SECTION 3.20.     INSURANCE.

                  The Company has made available to Acquiror copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Company Assets, the System or the business and operations of the Company. All such policies: (a) are in full force and effect and enforceable; and (b) are sufficient for compliance by the Company with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company is a party other than the

License Agreement with Bell South Telecommunications, Inc. d/b/a Southern Bell Telephone and Telegraph ("Bell South").

         SECTION 3.21.     NET WORKING CAPITAL.

                  The net working capital of the Company as calculated in accordance with the unaudited balance sheet of the Company as of October 31, 1997 shall not be less than negative $185,000 as of the Closing Date.

         SECTION 3.22.     BROKERS.

                  Except for J.A. Davis and United Telesystems, Inc. (the "Broker") (whose compensation is solely the obligation of the Stockholder), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Stockholder.

         SECTION 3.23.     DISCLOSURE.

                  No representations or warranties by the Company or the Stockholder in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company or the Stockholder to Acquiror pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 3.24.     POOLING OF INTERESTS.

                  Neither the Company nor the Stockholder nor, to the knowledge of the Company or the Stockholder, any of the directors or officers of the Company has taken any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests under generally accepted accounting principles.

         SECTION 3.25.     PROGRAMMING CONTRACTS.

                  Other than any programming contract or similar agreement with The Disney Channel (the "Disney Contract"), the Company has paid and is paying the programming rate currently in effect on all of the programming contracts to which the Company is a party (the "Programming Contracts").

                                   ARTICLE IV

          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  In addition to the representations and warranties made by the Stockholder in Article III hereof, the Stockholder hereby represents and warrants to Acquiror and Merger Sub as follows:

         SECTION 4.1.      TITLE TO COMPANY COMMON STOCK.

                  The Stockholder is and as of the Effective Time will be the sole legal, beneficial and record owner of all of the issued and outstanding shares of capital stock of the Company.

         SECTION 4.2.      AUTHORITY AND CAPACITY.

                  The Stockholder has full legal right, capacity, power and authority to execute and deliver this Agreement and all other documents, instruments, certificates and agreements executed or to be executed by the Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         SECTION 4.3.      ABSENCE OF VIOLATION.

                  The execution, delivery and performance by the Stockholder of this Agreement and all other documents, instruments, certificates and agreements contemplated hereby to which the Stockholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to the Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which the Stockholder is a party.

         SECTION 4.4.      RESTRICTIONS AND CONSENTS.

                  There are no agreements, Laws or other restrictions of any kind to which the Stockholder is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement by the Stockholder.

         SECTION 4.5.      BINDING OBLIGATION.

                  This Agreement constitutes, and each document, instrument, certificate and agreement to be executed by the Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 4.6.      NO REGISTRATION UNDER THE SECURITIES ACT.

                  The Stockholder understands that the shares of Acquiror Preferred Stock to be issued to the Stockholder under this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares of Acquiror Preferred Stock are so registered or qualify for exemption from registration under the Securities Act.

         SECTION 4.7.      ACQUISITION FOR INVESTMENT.

                  The shares of Acquiror Preferred Stock being issued to the Stockholder pursuant to this Agreement are being acquired by the Stockholder in good faith solely for his own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such shares will not be offered for sale, sold or otherwise transferred by the Stockholder without either registration or exemption from registration under the Securities Act.

         SECTION 4.8.      EVALUATION OF MERITS AND RISKS OF INVESTMENT.

                  The Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of the Stockholder's investment in the shares of Acquiror Preferred Stock being acquired hereunder. The Stockholder understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities Act). The Stockholder is an "accredited investor", as that term is defined in Regulation D promulgated under the Securities Act. The Stockholder confirms that Acquiror has made available to the Stockholder and its representatives and agents the opportunity to ask questions of the officers and management employees of Acquiror about the business and financial condition of Acquiror as the Stockholder has requested.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants to the Company and the Stockholder as follows:

         SECTION 5.1.      ORGANIZATION AND QUALIFICATION.

                  Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate the Acquiror Assets, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of the Acquiror Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

         SECTION 5.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Acquiror has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 5.3.      CAPITALIZATION.

                  The authorized capital stock of Acquiror consists of: (i) two hundred thousand (200,000) shares of common stock, par value $.01 per share, of which no shares are issued and outstanding; and (ii) one hundred thousand (100,000) shares of Acquiror Preferred Stock, of which forty-seven thousand five hundred (47,500) shares are issued and outstanding. Except as set forth in
Schedule 5.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 5.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

         SECTION 5.4.      AUTHORITY.

                  The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company and the Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 5.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) conflict with or violate any Law applicable to Acquiror or the Acquiror Assets, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of the Acquiror Assets is subject.

                  (b) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Florida Law and Delaware Law.

         SECTION 5.6.      FINANCIAL STATEMENTS.

                  Acquiror has prepared and furnished to the Company (a) the audited balance sheet of Acquiror as of the end of the fiscal year ending December 31, 1996, and the audited statement of income and cash flows for such fiscal year and (b) the unaudited balance sheet of Acquiror as of October 31, 1997, and the unaudited statement of income and cash flows for the nine months then ended. The financial statements referred to in this Section 5.6 and the financial statements of Acquiror provided to the Company pursuant to this Agreement present fairly, in all material respects, the financial condition of Acquiror as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that such unaudited statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the unaudited balance sheet of Acquiror as of October 31, 1997 (the "Acquiror Balance Sheet Date"), Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Acquiror Balance Sheet Date that would not have an Acquiror Material Adverse Effect.

         SECTION 5.7.      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since the Acquiror Balance Sheet Date, there has been no Acquiror Material Adverse Effect. Since the Acquiror Balance Sheet Date and except for the Acquiror Financing Transactions, Acquiror has conducted its business in the ordinary course, and Acquiror has not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) incurred loss of, or significant injury to, any of the Acquiror Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to any Encumbrance any of the Acquiror Assets;
(e) sold, exchanged, transferred or otherwise disposed of any of the Acquiror Assets except in the ordinary course of business, or canceled any debts or claims; (f) written down the value of any Acquiror Assets or written off as uncollectible any accounts receivable of Acquiror, except write downs and write offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (g) entered into any transactions other than in the ordinary course of business; (h) made any change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing.

         SECTION 5.8.      LITIGATION.

                  Except as set forth in Schedule 5.8, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of Acquiror, threatened against or involving Acquiror, the Acquiror Assets or the business and operations of Acquiror, at law or in equity, or before or by any court, arbitrator or Government Entity that would be reasonably likely to have an Acquiror Material Adverse Effect. Acquiror is not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity that would be reasonably likely to have an Acquiror Material Adverse Effect.

         SECTION 5.9.      TAXES AND ASSESSMENTS.

                  Acquiror has (i) duly and timely paid all Taxes which have become due and payable by it (subject to the right of Acquiror to contest any such Taxes); (ii) Acquiror has received no notice of, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity that would be reasonably likely to have an Acquiror Material Adverse Effect; and (iii) to Acquiror's knowledge, there are no audits pending and there are no outstanding agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.

         SECTION 5.10.     BROKERS.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         SECTION 5.11.     DISCLOSURE.

                  No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 5.12.     PRIVATE PLACEMENT MEMORANDUM.

                  No statement or information contained in that certain Private Placement Memorandum of Acquiror (the "Private Placement Memorandum") dated October 3, 1997 (a copy of which has been provided to the Company and the Stockholder), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. The Private Placement Memorandum discloses information regarding (a) the cable television systems owned and operated by Acquiror, including (i) a description of the services available from the cable television systems, (ii) the number of subscribers to the cable television systems, (iii) approximate number of miles of activated aerial and underground plant in the cable television systems and approximate number of dwelling units passed, and
(iv) the channel and megahertz capacity of the cable television systems; (b) the Acquiror Assets including (i) the ownership and good operating condition of the Acquiror Assets, and (ii) the suitability of the Acquiror Assets for the business and operations of Acquiror;
(c) the real property interests which are owned, leased, used or held for use by Acquiror in the business and operations of Acquiror as now conducted; (d) the absence of any material breach or default by Acquiror of any agreements to which Acquiror is a party or by which Acquiror is bound; (e) the business, operations and conduct of Acquiror; and (f) the licenses, certificates, franchises, permits, contracts and agreements of Acquiror necessary for the business and operations of Acquiror, and the absence of any material breach or default by Acquiror thereunder.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                  OF MERGER SUB

                  Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

         SECTION 6.1.      ORGANIZATION AND QUALIFICATION.

                  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 6.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 6.3.      AUTHORITY.

                  Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, the Stockholder and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 6.4.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 6.4, the execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law applicable to Merger Sub or its assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its properties or assets is subject.

                  (b) Except as set forth in Schedule 6.4, the execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by Florida Law and Delaware Law.

         SECTION 6.5.      DISCLOSURE.

                  No representations or warranties by Merger Sub in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Merger Sub to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1.      AFFIRMATIVE COVENANTS OF THE COMPANY.

                  The Company and the Stockholder hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.

         SECTION 7.2.      NEGATIVE COVENANTS OF THE COMPANY.

                  Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not, and the Stockholder shall cause the Company not to, do any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than
(i) capital expenditures in the ordinary course of business consistent with past practice and (ii) capital costs described in Section 8.7;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets except for dispositions of inventory in the ordinary course of business and consistent with past practice other than the Headend Lease described in Section 9.1(i);

                  (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

                  (h) (i) change any of its methods of accounting in effect at January 1, 1997, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles, consistently applied;

                  (i) (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices, or (ii) pay any portion of the Closing Indebtedness;

                  (j) enter into or modify in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.10;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article IX not being satisfied; or

                  (l) agree in writing or otherwise to do any of the foregoing.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         SECTION 8.1.      CONSENTS AND APPROVALS; FILINGS AND NOTICES.

                  The Company and the Stockholder shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by the Company in connection with the transactions contemplated hereunder, including, without limitation, all filings with, notices to and consents and approvals from the FCC, Government Entities and other persons.

         SECTION 8.2.      ACCESS AND INFORMATION.

                  From the date hereof to the Effective Time, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing for the Merger and other representatives of Acquiror full and complete access during normal business hours to the properties, books, records, contracts, facilities, premises, and equipment relating to the Company Assets, the System and the Company (including without limitation, operating and financial information with respect to the System) as Acquiror may reasonably request.

         SECTION 8.3.      CONFIDENTIALITY.

                  Each party shall hold in strict confidence all documents and information concerning the other and its business and properties (except that either party may disclose such documents and information to any Government Entity reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to any legal requirement or in furtherance of the transactions contemplated herein), and if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing same.

         SECTION 8.4.      FURTHER ACTION; REASONABLE BEST EFFORTS.

                  Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein.

         SECTION 8.5.      PUBLIC ANNOUNCEMENTS.

                  Each of the Stockholders, Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or as disclosed in the Private Placement Memorandum.

         SECTION 8.6.      NO SOLICITATION.

                  During the term of this Agreement, neither the Company, the Stockholder nor any of its affiliates or any person acting on behalf of such party shall (a) solicit or favorably respond to indications of interest from, or enter into negotiations with, any third party for any proposed merger, consolidation, sale or acquisition of the Company, the Company Assets or any capital stock of the Company or (b) furnish or cause to be furnished any nonpublic information concerning the System to any person other than in the ordinary course of business or pursuant to applicable Law and after prior written notice to Acquiror.

         SECTION 8.7.      SERVICE AGREEMENTS.

                  The parties acknowledge and agree that the Stockholder is also a twenty-five percent (25%) stockholder of Hilton, Inc., a corporation that owns and operates several hotels in Bay County, Florida, and that these hotels are currently under contract with both long distance and local telephone service carriers. At the expiration of these contracts, the Stockholder and Acquiror will use their respective best efforts to negotiate telephone service agreements with such hotels, provided that such agreements are competitive in both price and service.

         SECTION 8.8.      POOLING ACCOUNTING.

                  Each of Acquiror, the Company and the Stockholder shall use its best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with generally accepted accounting principles, and each of the parties agrees that it will take no action, and shall use its best efforts to cause its affiliates to take no action, that would cause such accounting treatment not to be obtained.

                                   ARTICLE IX

                               CLOSING CONDITIONS

         SECTION 9.1.      CONDITIONS TO OBLIGATIONS OF ACQUIROR AND MERGER SUB.

                  The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Stockholder made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the Stockholder to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company and the Stockholder required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Stockholder to that effect.

                  (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit, enjoin or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Acquiror or Merger Sub.

                  (d) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

                  (e) Required Consents. The Company shall have delivered to Acquiror at or before Closing all consents or notices necessary to be obtained or made by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, any required consents and notices under the Franchise Agreements (including a certificate of completion from the appropriate Government Entity).

                  (f) Noncompetition Agreement. The Stockholder shall have executed and delivered to Acquiror at or before Closing a noncompetition agreement in substantially the form attached hereto as Exhibit B providing, among other things, that the Stockholder shall not compete with the business of Acquiror or the Company for a period of three (3) years after the Effective Time.

                  (g) Legal Opinion. Acquiror shall have received an opinion from Hilton, Hilton, Kolk & Roesch, corporate counsel to the Company and the Stockholder, in substantially the form attached hereto as Exhibit C.

                  (h) Stockholders Agreement. The Stockholder shall have executed and delivered to Acquiror at or before Closing an agreement in substantially the form attached hereto as Exhibit D pursuant to which the Stockholder shall agree to be bound by the terms and conditions of Acquiror's Stockholders' Agreement (a copy of which has been provided to the Stockholder).

                  (i) Headend Lease. The Stockholder shall have executed and delivered to Acquiror at or before Closing a triple-net lease agreement in substantially the form attached hereto as Exhibit E (the "Headend Lease") pursuant to which, among other things, an affiliate of the Stockholder shall agree to lease to Acquiror for a term of fifteen (15) years after the Effective Time, the office, tower and land comprising the headend site of the System for an aggregate rental of $5,146 per month, with the rental to be adjusted every five (5) years by an amount equal to any increase in the Consumer Price Index.

                  (j) Certificate Regarding Number of Subscribers. The Stockholder shall have executed and delivered to Acquiror at or before Closing a certificate in substantially the form attached hereto as Exhibit F certifying as to the number of Basic Subscribers and New Subscribers of the System as of the Effective Time.

                  (k) Broker's Certificate. The Broker shall have executed and delivered a certificate in substantially the form attached hereto as Exhibit G certifying that the Broker shall have been paid by the Stockholder all fees and other compensation due and payable to the Broker in connection with the consummation of the transactions set forth herein.

                  (l) Other Closing Documents. The Stockholder and the Company shall have executed and/or delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request.

         SECTION 9.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER.

                  The obligations of the Company and the Stockholder to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit, enjoin or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by the Company.

                  (d) Acquiror shall have delivered to the Stockholder at or before Closing a copy of the resolutions of the directors of Acquiror, certified as being correct and complete and then in full force and effect, authorizing the appointment of the Stockholder to a seat on Acquiror's Board of Directors for a period of one (1) year commencing on the Effective Time.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.1.     TERMINATION.

                  This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of Acquiror and the Company;

                  (b) by Acquiror if the Company or the Stockholder shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 9.2 will not be satisfied and such breach has not been promptly cured within ten (10) days following receipt by Acquiror of written notice of such breach;

                  (c) by the Company if Acquiror or Merger Sub shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of the Company to close specified in Section 9.3, will not be satisfied and such breach has not been promptly cured within ten (10) days following receipt by Acquiror of written notice of such breach;

                  (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

                  (e) by either Acquiror or the Company if the Effective Time has not occurred on or prior to March 31, 1998 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date or the inability of such condition to be satisfied.

         SECTION 10.2.     EFFECT OF TERMINATION.

                  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 8.3 and
12.11 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.

         SECTION 10.3.     AMENDMENT.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.


         SECTION 10.4.     WAIVER.

                  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         SECTION 11.1.     SURVIVAL OF REPRESENTATIONS.

                  All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein or pursuant hereto, shall be deemed made on and as of the Effective Time as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive the Effective Time and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of eighteen (18) months after the Effective Time; (b) representations and warranties with respect to Taxes shall survive until the expiration of the applicable statute of limitations; (c) representations, warranties and covenants for matters relating to title to the capital stock of the Company and the Company Assets shall continue in full force and effect in perpetuity; and (d) the covenants and agreements in this Article XI and the covenants and agreements which by their terms survive the Effective Time shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         SECTION 11.2.     AGREEMENT OF STOCKHOLDER TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article XI, the Stockholder hereby agree to indemnify, defend and hold harmless Acquiror and its officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by the Acquiror Indemnified Persons, directly or indirectly, by reason of or resulting from (a) any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by the Stockholder or the Company in this Agreement or in any document, certificate or agreement furnished by or on behalf of any such party pursuant to this Agreement, (b) the business or operations of the System prior to the Effective Time or (c) any amounts owed to either The Disney Channel under the Disney Contract or to Bell South under the License Agreement with Bell South which relate to the period prior to the Closing. It shall be a condition to the right of any Acquiror Indemnified Person to indemnification pursuant to this Section that such Acquiror Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 11.1 hereof.

         SECTION 11.3.     AGREEMENT OF ACQUIROR TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article XI, Acquiror hereby agrees to indemnify, defend and hold harmless the Stockholder from and against and in respect of all Losses resulting from, imposed upon or incurred by the Stockholder, directly or indirectly, by reason of or resulting from (a) any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by Acquiror or Merger Sub in this Agreement or in any document, certificate or agreement furnished by or on behalf of Acquiror or Merger Sub pursuant to this Agreement, or (b) the business or operations of the Systems after the Effective Time. It shall be a condition to the rights of the Stockholder to indemnification pursuant to this Section that such party shall assert a claim for such indemnification within the applicable survival periods set forth in Section 11.1 hereof.

         SECTION 11.4.     CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of the Stockholder and Acquiror hereunder with respect to their respective indemnities pursuant to this
Article XI, resulting from any Third Party Claim shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any Third Party Claim which is asserted against, resulting to, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article XI, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 11.4(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

                  (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 11.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d) Anything in this Section 11.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.

                  (e) Neither the Stockholder nor Acquiror shall be liable to the other in respect of any indemnification hereunder except to the extent that the aggregate amount of Losses, together with all other Losses of the party to be indemnified under this Agreement, is (i) in excess of One Hundred Thousand Dollars ($100,000) (the "Basket Amount"), except for indemnification for claims made pursuant to Section 11.2(c) which shall not be subject to such Basket Amount; provided, that once an indemnified party has incurred Losses in excess of the Basket Amount, such indemnified party shall be indemnified for all Losses without regard to the Basket Amount, and (ii) less than Seven Million Five Hundred Thousand Dollars ($7,500,000).

         SECTION 11.5.     NO RECOURSE AGAINST THE COMPANY.

                  The Stockholder hereby irrevocably waives any and all right to recourse against the Company with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions or covenants, given or made by the Stockholder or the Company in this Agreement and any document, certificate and agreement entered into or delivered pursuant hereto. The Stockholder shall not be entitled to contribution from, subrogation to or recovery against the Company with respect to any liability of the Stockholder or the Company that may arise under or pursuant to this Agreement or the transactions contemplated hereby.

         SECTION 11.6.     REMEDIES CUMULATIVE.

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         SECTION 12.1.     NOTICES.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Acquiror and Merger Sub:

                           Knology Holdings, Inc.
                           312 West 8th Street
                           West Point, Georgia  31833
                           Telecopier No.: (706) 645-1446
                           Attention: Felix L. Boccucci

                  (b)      If to the Company and the Stockholder:

                           Beach Cable, Inc.
                           4116 U.S. Highway
                           231 North
                           Panama City, Florida  32402
                           Telecopier No.: (850) 769-3456
                           Attention: L. Charles Hilton, Jr.

         SECTION 12.2.     CERTAIN DEFINITIONS.

              For purposes of this Agreement, the term:

                  (a) "Acquiror Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of Acquiror.

                  (b) "Acquiror Financing Transactions" shall mean the transactions described in either the Private Placement Memorandum or that certain Offering Memorandum of Acquiror dated October 16, 1997 (a copy of which has been provided to the Company and the Stockholder).

                  (c) "Acquiror Material Adverse Effect" means any material adverse effect on the Acquiror Assets or the business, operations or condition (financial or otherwise) of Acquiror.

                  (d) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                  (e) "business day" shall mean any day other than a day on which banks in the State of Georgia are authorized or obligated to be closed.

                  (f) "Company Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of the Company.

                  (g) "Company Material Adverse Effect" means any material adverse effect on the System, the Company Assets or the business, operations or condition (financial or otherwise) of the Company.

                  (h) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                  (i) "Encumbrances" means mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.

                  (j) "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  (k) "Laws" means all foreign, federal, state and local statues, laws, ordinances, regulations, rules, resolutions, orders, determinations, writes, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

                  (l) "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  (m) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group.

                  (n) "Personal Property" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned, leased, used or held for use by the Company primarily in connection with the business and operations of the System.

                  (o) "subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

                  (p) "Taxes" shall mean all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

         SECTION 12.3.     HEADINGS.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.4.     SEVERABILITY.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 12.5.     ENTIRE AGREEMENT.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 12.6.     SPECIFIC PERFORMANCE.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

         SECTION 12.7.     ASSIGNMENT.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that notwithstanding the foregoing, Acquiror and Merger Sub shall have the right to assign, pledge and grant a security interest in all of its right, title and interest in and to this Agreement to one or more lenders, including without limitation First Union National Bank and a syndicate of banks, to secure all payment and performance obligations that may exist from time to time of Acquiror and/or one or more of its subsidiaries to such lenders, without the prior written consent of the Company or the Stockholder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 12.8.     THIRD PARTY BENEFICIARIES.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the Acquiror Indemnified Persons under Article XI hereof.

         SECTION 12.9.     GOVERNING LAW.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 12.10.    COUNTERPARTS.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 12.11.    FEES AND EXPENSES.

                  Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                    KNOLOGY HOLDINGS, INC.

                                    By: /s/ Felix L. Boccucci, Jr.
                                        ----------------------------------------
                                        Felix L. Boccucci, Jr.
                                        Vice President of Business Development

                                    KNOLOGY OF PANAMA CITY, INC.

                                    By: /s/ Felix L. Boccucci, Jr.
                                        ----------------------------------------
                                        Felix L. Boccucci, Jr.
                                        Assistant Secretary

                                    BEACH CABLE, INC.

                                    By: /s/ L. Charles Hilton, Jr.
                                        ----------------------------------------
                                        L. Charles Hilton, Jr.
                                        Chairman and Chief Executive Officer

                                    /s/ L. Charles Hilton, Jr.
                                    --------------------------------------------
                                    L. Charles Hilton, Jr.